Exhibit 4

SCHEDULE OF TRANSACTIONS

Name of Account	Date of Transaction	Nature of Transaction	Quantity of Shares	Weighted-Average Price Per Share
Master Fund	1/6/2022	Sale	61,837	$17.0236 (1)
Master Fund	1/7/2022	Sale	41,999	$17.5488 (2)
Master Fund	1/10/2022	Sale	51,872	$17.2914 (3)
Master Fund	1/11/2022	Sale	59,755	$17.6881 (4)
Master Fund	1/12/2022	Sale	45,709	$17.2809 (5)
Master Fund	1/13/2022	Sale	42,682	$17.3785 (6)
Master Fund	2/1/2022	Sale	23,169	$14.6059 (7)
Master Fund	2/1/2022	Sale	28,871	$14.9630 (8)
Master Fund	2/2/2022	Sale	34,082	$14.6689 (9)
Master Fund	2/3/2022	Sale	30,047	$14.3840 (10)
Master Fund	2/4/2022	Sale	31,215	$14.5474 (11)
Master Fund	2/7/2022	Sale	26,340	$14.5365 (12)
Master Fund	2/8/2022	Sale	26,736	$14.1150 (13)
Master Fund	2/9/2022	Sale	41,442	$14.4605 (14)
Master Fund	2/10/2022	Sale	30,921	$14.4249 (15)
Master Fund	2/11/2022	Sale	30,749	$14.7642 (16)
Master Fund	2/14/2022	Sale	61,100	$14.6728 (17)
Master Fund	2/15/2022	Sale	42,092	$14.8316 (18)
Master Fund	2/16/2022	Sale	51,932	$14.8766 (19)
Master Fund	2/18/2022	Sale	59,816	$14.9132 (20)
Master Fund	2/22/2022	Sale	56,050	$14.8622 (21)
Master Fund	2/23/2022	Sale	42,817	$14.6784 (22)
Master Fund	2/24/2022	Sale	57,096	$13.6248 (23)
Master Fund	2/25/2022	Sale	49,065	$13.5339 (24)

1.
This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $16.74 to $17.24, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnote 1 through 24 herein.

2.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $17.20 to $17.74, inclusive.
3.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $16.93 to $17.89, inclusive.
4.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $17.32 to $17.95, inclusive.
5.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $17.14 to $17.68, inclusive.
6.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $17.15 to $17.73, inclusive.

7.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $13.84 to $14.83, inclusive.
8.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.84 to $15.04, inclusive.
9.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.49 to $14.96, inclusive.
10.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.13 to $14.66, inclusive.
11.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.31 to $14.76, inclusive.
12.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.34 to $14.69, inclusive.
13.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $13.99 to $14.33, inclusive.
14.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.10 to $14.58, inclusive.
15.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.15 to $14.68, inclusive.
16.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.40 to $14.91, inclusive.
17.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.28 to $14.88, inclusive.
18.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.43 to $15.00, inclusive.
19.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.66 to $15.38, inclusive.
20.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.73 to $15.11, inclusive.
21.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.61 to $15.25, inclusive.
22.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.52 to $15.02, inclusive.
23.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $13.19 to $13.99, inclusive.
24.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $13.09 to $13.89, inclusive.